Exhibit 99.1

Second Sight Reports Third Quarter 2016 Financial Results

SYLMAR, Calif.—(BUSINESS WIRE)— Second Sight Medical Products, Inc. (NASDAQ:EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide a form of useful vision to blind patients, today reported financial results for the three- and nine-month periods ended September 30, 2016.

Recent Company Highlights:

•	Implanted 14 Argus® II Retinal Prosthesis Systems (Argus II) worldwide during the third quarter of 2016 compared to 15 implants in the third quarter of 2015, and up sequentially from 11 implants in the second quarter of 2016. Implants worldwide to date total over 200;

•	Generated net sales of $1.2 million in the third quarter of 2016 compared with $2.2 million in the third quarter of 2015;

•	On November 1, 2016, the Centers for Medicare & Medicaid Services (CMS) issued the final rule for the 2017 Medicare Hospital Outpatient Prospective Payment System, establishing a Medicare hospital outpatient rate of $150,000 for Argus II and the associated surgical implantation procedure, which will go into effect on January 1, 2017;

•	Received approval from the AMA CPT Editorial Panel for two new Category III CPT codes for initial programming and reprogramming of the Argus II, providing clinicians the ability to bill for these critical activities beginning on July 1, 2017;

•	In a study supported by Second Sight, UCLA completed their first successful implantation and activation of a proof of concept wireless visual cortical stimulator in a human subject. This important milestone provides early safety and performance data for stimulation of the visual cortex. These results will be used to inform the ongoing development of the Orion I™ Visual Cortical Prosthesis (Orion I) and support the upcoming IDE submission to the U.S. Food and Drug Administration. The Company remains on track to perform the first human implant of the Orion I in the first half of 2017;

•	Following encouraging results from our Age-Related Macular Degeneration (AMD) feasibility trial, the Company plans to expand the number of patients implanted and will submit a revised protocol to the U.K. Authorities;

•	Commenced human testing of innovative retinal stimulation techniques designed to improve the vision provided by the Argus II with initial positive results, and

•	Signed an exclusive license and funding agreement for issued and future patents with a commercial partner, providing funding to Second Sight for research in image processing with retinal implants, including two research grants, totaling more than $450,000, from the National Eye Institute.

"We are pleased with two positive recent developments regarding our U.S. reimbursement: the final rule yesterday for a calendar year 2017 outpatient reimbursement rate of $150,000, and the approval of two new Category III CPT codes, providing clinicians the ability to bill for programming and re-programming services, starting in July. In addition, as we evolve our commercialization strategy in the U.S., we are creating Centers of Excellence (COE) that are committed to ensuring competence in patient screening, post-surgery programming and rehabilitation. Ultimately, we expect our COE strategy to better serve patients and drive higher, more consistent volumes. Outside the U.S., we are advancing our reimbursement efforts in England and now Belgium, and have made good progress with our distribution partners in other new markets," stated Will McGuire, President and CEO of Second Sight.

"Concurrently, our R&D team is focusing on next generation product development including new image processing advances and innovative retinal stimulation techniques. With the Orion I, we have reached an exciting milestone and while there is still more work ahead of us, the successful proof of concept study supports our ongoing efforts to develop this life-changing technology and moves us closer towards our goal of treating all forms of blindness. We are excited about the progress we have made and have a strategy in place to identify and penetrate the markets for the Argus II, advance our product pipeline, and build shareholder value well into the future," concluded McGuire.

Third Quarter 2016 Financial Results

Net sales in the third quarter of 2016 were $1.2 million compared with $2.2 million in the third quarter of 2015. The decrease in revenue was driven by three primary factors: 1) the reduced U.S. CMS reimbursement rate for 2016; 2) the timing of revenue recognition due to certain deal terms, and 3) geographic mix of implants that favored EMEA in the current year, where we historically have received a lower level of revenue per implant. As a result, the revenue per implant was $84,000 in the third quarter of 2016, compared with $148,000 in the third quarter of 2015.

Gross loss was $1.4 million in the third quarter of 2016, compared to a $1.5 million gross profit in the third quarter of 2015. This gross loss is primarily attributed to lower revenues, unabsorbed production costs and excess inventory reserve adjustments when compared to the prior year. The cost of sales during the third quarter of 2016 was $2.6 million and includes roughly $700,000 of unabsorbed production costs due to lower production volumes and a $1.0 million reserve for excess inventory.

Total operating expenses in the third quarter of 2016 were $7.1 million, compared with $6.1 million in the third quarter of 2015, reflecting higher research and development costs and higher stock-based compensation and salaries.

Net loss for the third quarter of 2016 was $8.5 million, or $0.20 per share, compared with a net loss of $4.7 million, or $0.13 per share, in the prior year quarter. The Company recorded non-cash charges of $2.0 million and $943,000 during the third quarters of 2016 and 2015, respectively.

Non-GAAP adjusted net loss for the third quarter of 2016, excluding non-cash charges, was $0.15 per share, compared to a non-GAAP adjusted net loss of $0.10 per share, in the third quarter of 2015.

Nine Months Ended September 30, 2016 and 2015 Financial Results

For the nine months ended September 30, 2016, total revenue was $3.3 million compared to $6.6 million in 2015. The decline was primarily driven by a reduction in global implant volumes, and a reduced revenue per unit, resulting from a lower U.S. CMS reimbursement rate for 2016.

Gross loss in the first nine months of 2016 was $3.5 million, versus a gross profit of $3.0 million in 2015. The nine month results for 2016 include the unabsorbed production costs and an excess inventory reserve adjustment mentioned above.

Total operating expenses during the first nine months of 2016 were $19.3 million versus $17.5 million during the same period in 2015. This increase includes higher general and administrative and R&D costs offset by lower clinical costs, including higher compensation and stock-based compensation costs.

Net loss for the nine months ended September 30, 2016 was $22.8 million, or $0.57 per share, compared with a net loss of $14.5 million, or $0.41 per share in the prior year period. Non-GAAP adjusted net loss for the nine months ended September 30, 2016, excluding non-cash expenses, was $17.4 million, or a loss of $0.44 per share compared with Non-GAAP adjusted net loss of $12.4 million and $0.35 per share in the prior year period.

As of September 30, 2016, Second Sight had $17.8 million in cash, cash equivalents and investments, compared to $16.0 million as of December 31, 2015.

2016 Objectives

•	Secure coverage with additional Medicare Administrative Contractors (MACs) in the U.S. as well as other key markets globally;

•	Work with CMS to establish Medicare reimbursement rates that cover the costs related to furnishing the Argus II to patients in 2017 and beyond;

•	Expand global footprint by continuing to grow the number of implanting centers and enter additional markets;

•	Improve the Argus II technology, including significant R&D milestones for the next generation externals and advanced software;

•	Complete enrollment of the Dry Age-Related Macular Degeneration feasibility clinical trial and finalize a go-forward strategy; and

•	Complete animal testing and file the Investigational Device Exemption (IDE) application with the FDA to test the Orion I in humans.

Conference Call

As previously announced, Second Sight management will host its third quarter 2016 conference call as follows:

Date	November 2, 2016

Time	4:30 PM EDT

Telephone U.S:	(800) 940-2599

International:	(212) 231-2913

Webcast (live and archive)	www.secondsight.com under the 'Investor Relations' section.

A replay of the conference call will be available for two weeks after the call's completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21821062. The archived webcast will be available for 30 days via the aforementioned URL.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and now manufactures and markets the Argus® II Retinal Prosthesis System. Enrollment has been completed in a feasibility trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

About the Argus® II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound outer retinal degeneration such as retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some useful vision. The system is controlled by software and is upgradeable, which may provide improved performance as new algorithms are developed and tested. Therefore current and future Argus II users may benefit from the continuously improving technology. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Austria, Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom and the United States.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "potentially," "objectives," and similar expressions or the negative versions thereof and which also may be identified by their context. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the Company's Annual Report on Form 10-K as filed on March 11, 2016, as amended on August 8, 2016, and the Company's other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating the Company's forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Non-GAAP net loss and Non-GAAP net loss per share which are non-GAAP financial measures. Non-GAAP net loss and Non-GAAP net loss per share are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company's liquidity. In addition, the Company's definition of Non-GAAP net loss and Non-GAAP net loss per share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Non-GAAP net loss and Non-GAAP net loss per share, as defined by the Company, represent net loss adjusted for non-cash stock-based compensation and a reserve for excess inventory. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company's business operations and facilitates comparisons to the Company's historical operating results. For a full reconciliation of Non-GAAP net loss to the most comparable GAAP financial measures, please see the tables at the end of this press release.

Financial Tables Follow

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash	$277	$239
Money market funds	17,546	15,721
Accounts receivable	447	1,501
Inventories, net	5,810	8,209
Prepaid expenses and other current assets	603	1,094

Total current assets	24,683	26,764

Property and equipment, net	1,527	1,432
Deposits and other assets	55	49

Total assets	$26,265	$28,245

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$694	$710
Accrued expenses	1,711	2,068
Accrued compensation expense	2,055	2,069
Accrued clinical trial expense	555	616
Deferred revenue	195	322
Deferred grant revenue	456	2,197

Total current liabilities	5,666	7,982

Commitments and contingencies

Stockholders' equity	20,599	20,263

Total liabilities and stockholders' equity	$26,265	$28,245

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales	$1,180	$2,227	$3,270	$6,588
Cost of sales	2,615	757	6,768	3,622
Gross profit (loss)	(1,435)	1,470	(3,498)	2,966

Operating expenses:
Research and development, net of grants	1,588	593	3,266	2,490
Clinical and regulatory	609	984	1,955	2,543
Selling and marketing	2,262	2,132	6,473	6,425
General and administrative	2,605	2,423	7,635	6,079
Total operating expenses	7,064	6,132	19,329	17,537

Loss from operations	(8,499)	(4,662)	(22,827)	(14,571)

Interest and other income (expense), net	10	(4)	18	26

Net loss	$(8,489)	$(4,666)	$(22,809)	$(14,545)

Net loss per common share - basic and diluted	$(0.20)	$(0.13)	$(0.57)	$(0.41)

Weighted average shares outstanding - basic and diluted	42,220	35,836	39,929	35,555

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Reconciliation of Non-GAAP Information to Most Comparable GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net loss	$(8,489)	$(4,666)	$(22,809)	$(14,545)

Add back non-cash charges:
Stock-based compensation	964	943	2,787	2,151
Excess inventory reserve	1,044	-	2,611	-
Non GAAP net loss	$(6,481)	$(3,723)	$(17,411)	$(12,394)

Net loss per share	$(0.20)	$(0.13)	$(0.57)	$(0.41)

Add back non-cash charges:
Stock-based compensation	0.02	0.03	0.07	0.06
Excess inventory reserve	0.03	-	0.06	-
Non GAAP net loss per share	$(0.15)	$(0.10)	$(0.44)	$(0.35)

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Source: Second Sight Medical Products, Inc.